Exhibit 99.8

                            Selected Information
                      Ford Credit Auto Owner Trust 2001-C
                     May 31, 2001 through December 31, 2001
                    ----------------------------------------

           Class A-3        Class A-4        Class A-5        Class B
           4.21%            4.83%            5.25%            5.54%
           Asset            Asset            Asset            Asset
           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------



Principal
Paid       $230,098,037.29  $0.00            $0.00             $0.00

Interest
Paid       $ 20,722,790.06  $ 20,145,125.00  $  5,557,258.47  $  2,653,149.88

---------------
Total Servicing Fees Paid:  $ 12,792,743.96
